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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               AGRIBIOTECH, INC.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     (4) Date Filed:

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Notes:



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February 3, 1999

Dear Stockholders of AgriBioTech, Inc.:

      You should have received your proxy statement dated January 11, 1999, regarding the annual meeting of AgriBioTech, Inc. (the "Company") to be held on February 22, 1999. This letter is to advise you of certain changes that have occurred since that proxy statement was mailed to you. Those changes are:

 .   The location for the meeting has been changed. The Company was advised that more people than had been anticipated intend to attend the annual meeting so we had to relocate the meeting to a larger facility. The meeting will be held at 10:00 a.m. (local time) on February 22, 1999 at:

          Henderson Convention Center
          200 Water Street
          Henderson, Nevada 89015

 .   The Company has determined that since it had achieved a leadership position in the forage and turfgrass seed sector, it was appropriate to change its Board makeup to reflect the need to shift to a focus on integration and operations. John C. Francis and Scott J. Loomis, members of the founder management team, have resigned as vice presidents of the Company and from the Board of Directors effective February 1, 1999. They will not stand for re-election at the annual meeting, however, both will retain their current positions, Francis as Investor Relations Director, and Loomis as Director of Mexico operations.

 .   The Board of Directors has elected Randy Ingram, Vice President and Chief
    Financial Officer of the Company, and Thomas R. Rice, Vice President, Director of Research of the Company, as directors and have nominated both of them as directors for re-election at the annual meeting. The biographical data on each person is contained in the section "Executive Officers" on page six of the proxy statement and is incorporated herein by reference. The Company has launched a search to add three additional outside members to the Board, which will create a new, nine-person Board with a majority consisting of outside Directors.

The proxy statement stated on page 1 that in the event that nominees are not available for election, the proxies will have discretionary authority to vote all proxies not specifying to the contrary in accordance with their best judgment. ALL PROXIES RECEIVED AND VOTED IN FAVOR OF MESSRS. FRANCIS AND LOOMIS AND NOT REVOKED PRIOR TO THE ANNUAL MEETING WILL BE VOTED "FOR" THE RE-ELECTION OF RANDY INGRAM AND THOMAS R. RICE.

                                       By order of the Board of Directors

                                       /s/ Johnny R. Thomas
                                       Johnny R. Thomas
                                       Chairman


YOUR PROXY IS REVOCABLE AND WILL NOT BE USED IF YOU ARE PRESENT AND PREFER TO VOTE IN PERSON OR IF YOU REVOKE THE PROXY.